                                                                     EXHIBIT 4.2
                                                                     -----------

                      SUPPLEMENTAL STOCKHOLDERS' AGREEMENT
                      ------------------------------------

               AGREEMENT dated as of December 29, 1987 by and among Jeffrey J. Prosser ("Prosser"), Cornelius B. Prior, Jr. ("Prior"), E.F. Hutton LBO Inc. ("Hutton"), Atlantic Tele-Network Management Company ("Management"), Atlantic Tele-Network Co. ("ATN") and Rural Telephone Finance Cooperative ("RTFC"). This Supplemental Stockholders' Agreement, as it may be amended or supplemented from time to time, is hereinafter referred to as "this Agreement."

                                    RECITALS
                                    --------

          1. All of the above-named parties other than RTFC are parties to a Stockholders' Agreement dated as of June 23, 1987 (the "Stockholders' Agreement"). All defined terms used herein are as defined in the Stockholders' Agreement unless otherwise defined herein.

          2. ATN is the owner of all of the issued and outstanding shares of capital stock of Virgin Islands Telephone Corporation ("Vitelco").

          3. Hutton owns 45% of the common stock, $1.00 par value, of ATN ("ATN Common Stock"). Prosser and Prior each own 27.5% of the ATN Common Stock, either directly or indirectly through their ownership of Management.

          4. To assist ATN in purchasing the stock of Vitelco, ATN and the parent of Hutton, E.F. Hutton Group Inc. ("Hutton Group"), entered into a Loan Agreement dated as of June 23, 1987 (as amended, the "Hutton Loan Agreement"), providing for a bridge loan by Hutton Group to ATN in the principal amount of $94,000,000 and the issuance to Hutton Group of ATN's Promissory Note dated June 24, 1987 (the "Note") also in such principal amount.

          5. ATN, Vitelco, Hutton Prosser, Prior and Hutton Group desire that the Note be paid in full. Accordingly, RTFC has agreed to make loans to each of ATN and Vitelco (the "Refinancing Loans"), the proceeds of which are to be used to repay the Note, pursuant to a Loan Agreement dated as of December 29, 1987 between RTFC as lender and ATN and Vitelco, respectively, as borrowers (the "Loan Agreement").

          6. In order to induce RTFC to make the Refinancing Loans, the parties hereto have agreed (a) immediately to provide RTFC with a representative on the Board of Directors of ATN, (b) to enable RTFC to appoint a majority of the members of the Board of Directors of ATN upon the occurrence and during the continuance of certain Events of Default (as defined herein) and (c) to supersede and modify the Stockholders' Agreement to the extent necessary to accomplish the foregoing and certain other purposes, but otherwise to reaffirm the Stockholders' Agreement without change.

                                   AGREEMENT
                                   ---------

          In consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

          Section 1.  RTFC Representative on the ATN Board of Director.

          (a) Simultaneously with the execution and delivery hereof and during the term of this Agreement, RTFC shall be entitled to designate one of the three Hutton Directors to the Board of Directors of ATN (such Hutton Director designated by RTFC is hereinafter referred to as the "RTFC Director"), and the Stockholders shall have taken such actions as may be necessary (including obtaining the resignation of a member of the ATN Board of Directors) to cause the individual designated in writing by RTFC as the RTFC Director to take the place of the Hutton Director designated in writing by Hutton (or if no such designation has been made by Hutton, the Hutton Director so designated by RTFC) on ATN's Board of Directors.

          (b) Thereafter, RTFC shall have the same rights with respect to the RTFC Director as the Stockholders have with respect to directors that they are presently entitled to designate under the Stockholders' Agreement, including but not limited to the removal of directors and the filling of vacancies, and the Stockholders will take such actions with respect to the RTFC Director as they agree in the penultimate sentence of Section 1.01(b) of the Stockholders' Agreement to take with respect to the election of directors nominated in accordance with that Section.

          Section 2.  RTFC's Right to Elect a Majority of the ATN Directors.

          (a) The provisions of Section 1.01(b) of the Stockholders' Agreement to the contrary notwithstanding, upon the occurrence of and during the continuance of an Event of Default (as defined below), (i) RTFC shall be entitled to designate a number of directors constituting a simple majority of the Board of Directors of ATN, (ii) Hutton shall be entitled to designate one member of the Board of Directors of ATN and (iii) Prosser and Prior shall each be entitled to designate one member of the Board of Directors of ATN so long as Prosser or Prior, as the case may be, shall own at least ten percent of the outstanding shares of ATN Common Stock.

          (b) Promptly upon receipt from RTFC of notice of the occurrence of an Event of Default, the Stockholders shall take such actions as may be necessary (including, without limitation, obtaining resignations of members of the ATN Board of Directors, voting their shares of ATN Common Stock and entering into consents with respect thereto) to cause the membership of the ATN Board of Directors to be reconstituted in accordance with the preceding sentence. The ATN directors to be removed and the persons to be designated in their places in accordance with the previous sentence shall be as set forth in writing by RTFC, Hutton, Prosser or Prior, as applicable; provided, that if any of Hutton, Prosser or Prior fails to make any such designation, RTFC shall be entitled to make a designation on behalf of such party.

          (c) Thereafter, until the termination of this Agreement, RTFC, Hutton, Prosser and Prior shall have the same rights with respect to the respective directors to be designated by them pursuant to this Section as the Stockholders presently have with respect to directors that they are entitled to designate under Section 1.01(b) of the Stockholders' Agreement, including but not limited to the removal of directors and the filling of vacancies, and the Stockholders will take such actions with respect to the election of directors in accordance with this Section 2 as they agree in the penultimate sentence of
Section 1.01(b) of the Stockholders' Agreement to take with respect to the election of directors nominated in accordance with that Section.

          (d) RTFC shall cause any director that it has designated to serve on the ATN Board of Directors to resign from such Board at any time at which such director is no longer entitled to serve pursuant to Section 1 or this Section 2, pro-vided that the foregoing shall not preclude RTFC's designating additional directors upon the subsequent occurrence of an Event of Default in accordance with paragraph (a) hereof.

          (e) For purposes of this Agreement, the term "Event of Default" shall mean the occurrence of an event described in Section 8.02 or Section 8.04 of the Loan Agreement (regardless of whether RTFC has exercised any remedy with respect to any such event under the Loan Agreement).

          Section 3.  Cumulative Voting.  The provisions of the last sentence of
Section 1.01(b) of the Stockholders' Agreement to the contrary notwithstanding, the Stockholders will not take any action to provide for cumulative voting at elections of directors during the term of this Agreement.

          Section 4. Vitelco Board of Directors. (a) During the term of this Agreement, the RTFC Director shall be entitled to receive notices of and to attend (but, except as provided in paragraph (b) below, not vote at) all meetings of the Vitelco Board of Directors, and the other parties hereto shall use their best efforts to cause Vitelco to cooperate with and give effect to the terms of this paragraph (a).

          (b) The provisions of paragraph (a) above to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of
Default:

          (i) the Stockholders and RTFC shall take whatever actions shall be necessary to cause the Board of Directors of Vitelco to be restructured in the same manner as is provided for the Board of Directors of ATN in Section 2(a) hereof, including by obtaining the resignations of the Stockholders' designees on the Vitelco Board of Directors; and

          (ii) the provisions of Section 1.05 of the Stockholders' Agreement shall be suspended and of no force and effect.

          Section 5. Director Resignations. For purposes of enforcing the provisions of Sections 1, 2 and 4 hereof, the Stockholders shall, concurrently with the execution and delivery hereof, cause directors constituting at least a majority of the members of each of the ATN and Vitelco Boards of Directors to submit an undated letter of resignation of his position as a director to the corporate secretary of ATN or Vitelco, respectively. Thereafter, ATN shall cause its corporate secretary and the corporate secretary of Vitelco to date and deliver any appropriate resignation (including resignations delivered in accordance with the next sentence) to the ATN or Vitelco Board of Directors, as the case may be, in order to give effect to the provisions of Section 1, 2 and 4 of this Agreement. At all times during the term of this Agreement, the Stockholders will cause directors constituting a majority of the Board of Directors of each of ATN and Vitelco to have on file with the appropriate corporate secretary undated letters of resignation for disposition in accordance with this Section 5.

          Section 6. Transfers of ATN Common Stock Ownership. Notwithstanding the provisions of Sections 2, 3, 4 and 5 of the Stockholders' Agreement to the contrary, during the terms of this Agreement, none of the Stockholders shall sell or otherwise transfer or dispose of any of his or its shares of ATN Common Stock if any such sale, transfer or disposition would have the result of causing Stockholders who are subject to the terms and conditions of the Stockholders' Agreement to own, in the aggregate, beneficially and of record, 50% or less of the outstanding shares of ATN Common Stock.

          Section 7. Waiver of Section 2,02(d). By entering into this Agreement, each of the parties hereto that is a party to the Stockholders' Agreement hereby waives compliance by all the other parties thereto with the provisions of Section 2.02(d) of the Stockholders' Agreement insofar as such Section purports to prevent such parties from entering into an arrangement in the nature of this Agreement.

          Section 8. Termination of Stockholders' Agreement. Notwithstanding the provisions of Section 12 of the Stockholders' Agreement to the contrary:

          (a) the Stockholders' Agreement shall not terminate as set forth in paragraph (d) of such Section 12 as long as this Agreement is in effect; and

          (b) the parties to the Stockholders' Agreement agree that the ten year term set forth in paragraph (e) of such Sec-tion 12 shall be renewed automatically and without any further action on their parts through the date of the termination of this Agreement as provided in paragraph (e) of Section 9 hereof.

          Section 9.  Miscellaneous.

          (a) Further Assurances. The parties hereto shall perform any and all such acts and execute and deliver any and all such documents as may be necessary or appropriate to carry out fully the provisions of this Agreement, including but not limited to causing the Articles of Incorporation or By-laws (or comparable instruments) of ATN and Vitelco to be amended in such manner as RTFC may reasonably request.

          (b) Amendments to the Stockholders' Agreement. During the term of this Agreement, each of the parties hereto that is a party to the Stockholders' Agreement (i) will not enter into any amendment or supplement to the Stockholders' Agreement, or into any other arrangement with any other person, that would be contrary to or inconsistent with the provisions of this Agreement and RTFC's rights hereunder, and (ii) will promptly give RTFC notice of any amendment or supplement to the Stockholders' Agreement or any other arrangement known to such party relating to or affecting the voting of shares of ATN Common Stock.

          (c) References to "this Agreement" in the Stockholders' Agreement. Every reference in the Stockholders' Agreement to "this Agreement," as well as any other reference therein to the Stockholders' Agreement through the use of terms such as "herein" or "hereof," shall be deemed to refer to the Stockholders' Agreement as amended, supplemented and otherwise affected by this Agreement and any amendment or supplement hereto.

          (d) Endorsement of Stock Certificates. In addition to the endorsement to be affixed to certificates representing shares of ATN Common Stock pursuant to Section 8 of the Stockholders' Agreement, each such certificate shall also bear an endorsement substantially as follows:

          "The shares represented by this certificate are also subject to certain rights of Rural Telephone Finance Cooperative and certain stockholders of the Corporation to designate directors of the Corporation in accordance with the provisions of a Supplemental Stockholders' Agreement dated as of December 29, 1987 by and among Rural Telephone Finance Cooperative and the parties to the aforementioned Stockholders' Agreement, a copy of which Supplemental Stockholders' Agreement may be obtained from the Corporation or from the holder of this certificate.".

          (e) Termination. This Agreement shall terminate upon the earlier to occur of (i) the payment to RTFC of all amounts outstanding under the Loan Agreement and the satisfaction of all obligations owed to RTFC by ATN and Vitelco thereunder and under the other documents referred to therein and (ii) ATN having maintained both a DSC (as defined in the Loan Agreement) of at least
1.35 and a TIER (as defined in the Loan Agreement) of at least 1.5 in each of five consecutive fiscal years (commencing with the fiscal year ended December 31, 1988) if at the end of such fifth year the consolidated stockholders' equity of ATN and its Subsidiaries is at least equal to 40% of consolidated total assets, in each case as set forth in ATN's audited financial statements for the year then ended.

          (f) Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs and permitted assigns. No party hereto may assign his or its obligations under this Agreement except in accordance with a transfer of his or its shares of ATN Common Stock in accordance with this Agreement and the Stockholders' Agreement, except that RTFC may assign its rights and obligations hereunder to National Rural Utilities Cooperative Finance Corporation in connection with the assignment by RTFC of its rights and obligations under the Loan Agreement to such entity.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (j) Notices. RTFC shall be treated as a Stockholder for purposes of the last sentence of Section 14.10 of the Stockholders' Agreement, and may request the list of addresses referred to in such Section. For purposes hereof, notices to be given to RTFC shall be addressed as follows:

                   Rural Telephone Finance Cooperative
                   P.O. Box 39191
                   Washington, D.C. 20016
                   Attention:  Loan Officer

          (k) Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          (l) Effectiveness of the Stockholders' Agreement. Except as expressly modified hereby, the Stockholders' Agreement shall continue in full force and effect.

                                 /s/ Jeffrey J. Prosser
                                 ----------------------
                                 Jeffrey J. Prosser

                                 /s/ Cornelius B. Prior, Jr.
                                 ---------------------------
                                 Cornelius B. Prior, Jr.

                                 E.F. HUTTON LBO INC.

                              By /s/ W. Gerald Giminski
                                 ----------------------------
                                 Name:  W. Gerald Giminski
                                 Title: Senior Vice President

                              ATLANTIC TELE-NETWORK MANAGEMENT
                               COMPANY

                              By /s/ Cornelius B. Prior, Jr.
                                 ----------------------------
                                 Name:  Cornelius B. Prior, Jr.
                                 Title:

                                 ATLANTIC TELE-NETWORK CO.

                              By /s/ Cornelius B. Prior, Jr.
                                 ----------------------------
                                 Name:  Cornelius B. Prior, Jr.
                                 Title: President

                              RURAL TELEPHONE FINANCE
                               COOPERATIVE


                              By /s/ Richard B. Bulman
                                 ----------------------------
                                 Name:  Richard B. Bulman
                                 Title: Assistant Secretary-
                                          Treasurer

            AMENDMENT NO. 1 TO SUPPLEMENTAL STOCKHOLDERS' AGREEMENT
            -------------------------------------------------------

          AGREEMENT dated as of April 30, 1991 by and among Jeffrey J. Prosser ("Prosser"), Cornelius B. Prior, Jr. ("Prior"), Atlantic Tele-Network Inc. ("ATN Inc."), Atlantic Tele-Network Co. ("ATN Co.") and Rural Telephone Finance Cooperative ("RTFC").

                                    RECITALS
                                    --------

          1. The parties hereto are parties (or successors to parties) to a Supplemental Stockholders' Agreement dated as of December 29, 1987 (the "Supplemental Stockholders' Agreement") by and among Prosser, Prior, E.F. Hutton LBO Inc. (which has assigned all of its rights thereunder to ATN Inc.), Atlantic Tele-Network Management Company (a predecessor by merger of ATN Inc.), ATN Co. and RTFC.

          2. The parties hereto desire to amend the Supplemental Stockholders' Agreement to the extent provided herein.

                                   AGREEMENT
                                   ---------

          In consideration of the premises and of the terms and conditions hereunder contained, the parties hereto mutually agree as follows:

          1. Section 1(a) of the Supplemental Stockholders' Agreement is hereby amended to provide that at all times during the term of said Supplemental Stockholders' Agreement, RTFC shall be entitled to designate two directors to the Board of Directors of ATN Co. and two directors of the Board of Directors of Vitelco. All references in the Supplemental Stockholders' Agreement to the "RFTC Director" shall refer to each and all of the directors so designated by RTFC.

          2. Except as expressly modified hereby, the Supplemental Stockholders' Agreement shall continue in full force and effect.

                                 /s/ Jeffrey J. Prosser
                                 ----------------------
                                 Jeffrey J. Prosser


                                 /s/ Cornelius B. Prior, Jr.
                                 ---------------------------
                                 Cornelius B. Prior, Jr.


                                 ATLANTIC TELE-NETWORK INC.

                                 By:/s/
                                    -------------------------
                                 Title:
                                        ---------------------


                                 ATLANTIC TELE-NETWORK CO.

                                 By:/s/
                                    -------------------------
                                 Title:
                                       ----------------------

                                 RURAL TELEPHONE FINANCE
                                   COOPERATIVE


                                 By:/s/
                                    -------------------------
                                 Title:
                                       ----------------------